Exhibit 99.1

MCEWEN MINING ANNOUNCES REVISED RECORD DATE

TORONTO, Aug 7, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported a revised record date for the next semi-annual return of capital instalment of a ½ cent per share which will be distributed to shareholders of record on August 14, 2017. The distribution will be paid on August 17, 2017.

About McEwen Mining (www.mcewenmining.com)

McEwen Mining has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, the Timmins projects in Ontario, Canada and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 312 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website	150 King Street West
Investor Relations	www.mcewenmining.com	Suite 2800,P.O. Box 24
(647) 258-0395 ext 320		Toronto, ON, Canada, M5H 1J9
info@mcewenmining.com	Facebook	(866) 441-0690
facebook.com/mcewenrob

Twitter
twitter.com/mcewenmining